Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Champion Industries, Inc. (the “Company”) on Form 10-Q for the period ending April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Marshall T. Reynolds, Todd R. Fry and Kirby J. Taylor, Chief Executive Officer, Chief Financial Officer and President and Chief Operating Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

•	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/Marshall T. Reynolds

Marshall T. Reynolds
Chief Executive Officer

By:	/s/ Todd R. Fry

Todd R. Fry
Vice President and Chief Financial Officer

By:	/s/ Kirby J. Taylor

Kirby J. Taylor
President and Chief Operating Officer

A signed copy of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 11, 2004